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EXHIBIT 23.2

Consent of Independent Accountants

The Board of Directors
Provident Bankshares Corporation

        We hereby consent to the incorporation by reference in the Registration Statements and Prospectuses on Form S-3 (No. 333-30678) and Forms S-8 (Nos. 333-45651, and 333-58881) of Provident Bankshares Corporation of our report dated January 16, 2002 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Baltimore, Maryland
March 7, 2003

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  EXHIBIT 23.2
Consent of Independent Accountants